UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_________________________________________________________________

Date of Report (Date of earliest event reported):  June 28, 2011

Anaren, Inc.
(Exact name of registrant as specified in charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York 13057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (315) 432-8909

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreement with Lawrence A. Sala

On June 28, 2011, Anaren, Inc. (the “Company”) entered into an Employment Agreement with Lawrence A. Sala, the Company’s President and Chief Executive Officer, effective as of July 1, 2011 (the “Sala Employment Agreement”).

The Sala Employment Agreement provides for Mr. Sala’s continued employment through June 30, 2016.  Mr. Sala’s base salary for fiscal year 2011 is currently $480,000.  Each year, the Company’s Compensation Committee shall determine his base salary based upon the Company’s performance but in no event shall the annual base salary be less than $480,000.  In addition to his base salary, Mr. Sala is eligible to earn equity grants pursuant to the Company’s equity incentive plan and annual incentive bonuses pursuant to the terms of the Company’s non-equity bonus plan.  His target bonus under the non-equity plan is 100% of his base salary with a maximum bonus of 150% of his base salary.  This incentive bonus is subject to the clawback provisions under applicable law and the Company’s policies, if any, regarding clawbacks.

The Sala Employment Agreement terminates automatically in the event of Mr. Sala’s death, and the Company may terminate the Sala Employment Agreement upon Mr. Sala’s disability or for cause as defined in the agreement.  In the event the agreement is terminated due to Mr. Sala’s death, the Company will continue payment of his base salary to a designated beneficiary for a period of 26 weeks, and if termination is due to death or disability the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Sala’s employment with the Company is terminated by the Company for reasons other than for cause, death or disability, or by Mr. Sala for “good reason” (as defined in the agreement), the Company will be obligated to pay, in addition to a pro rata share of any bonus earned, severance to Mr. Sala in an amount equal to two and one half times base salary at such date, plus two and one half times his target bonus in effect for the year his employment ends in lieu of incentive bonus payments that Mr. Sala could have earned had he remained employed through June 30, 2016.

In addition, if the termination occurs as a result of a “change of control,” the Company must pay severance to Mr. Sala in an amount equal to three times base salary at such date, plus a pro rata share of any bonus earned, and three times his target bonus for the fiscal year in which the termination occurs, with fringe benefits during the 36 months following termination and must treat as immediately exercisable and disposable all unexpired stock options and shares of restricted stock previously granted to him by the Company. Pursuant to the Sala Employment Agreement, a “change of control” shall be deemed to have occurred if:

(i)           during any 12 month period, any “person” including a “group” as determined in accordance with Section 13D(3) of the Securities Exchange Act of 1934, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)           as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board before the date of the appointment or election;

(iii)           the Company is merged or consolidated with another entity and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (A) affiliates within the meaning of the Exchange Act or (B) any party to the merger or consolidation; or

(iv)           The Company sells or otherwise transfers for value ownership of substantially all of its assets to another entity which is not controlled by or a shareholder of the Company.

In the event that Mr. Sala’s employment continues for the entire term of the agreement and the Company and Mr. Sala are unable to negotiate a new employment agreement, the Company will be obligated to pay severance to Mr. Sala in an amount equal to two and one half years’ base salary at such date, plus two and one half times his target bonus in effect for the year his employment ends in lieu of incentive bonus payments, and permit Mr. Sala to continue to participate in the Company’s various insurance benefits plans, as if he remained an active employee of the Company.

The foregoing description of the Sala Employment Agreement is qualified in its entirety by reference to the full text of the Sala Employment Agreement, which is attached to this Current Report from Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety.

(e)           Amendment to Employment Agreement with Carl W. Gerst, Jr.

The Company entered into Amendment # 6 to Carl W. Gerst, Jr. Employment Agreement with Carl W. Gerst, Jr. (the “Gerst Amendment”), the Company’s cofounder, Chief Technical Officer and Vice Chairman of the Board, providing for Mr. Gerst’s continued employment through June 30, 2012.  Mr. Gerst’s base salary will continue at $187,500.   In addition to renewing the agreement, the definition of “change of control” was revised to conform to the current definition used in the change of control agreements with the other executive officers.  All other terms of the original employment agreement that are in effect at the time of the amendment remained unchanged.

The foregoing description of the Gerst Amendment is qualified in its entirety by reference to the full text of the Gerst Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference in its entirety.

(e)           Change of Control Agreements with Executives

The Company has entered into Change of Control Agreements, each dated as of July 1, 2011, with the following executives:  George A. Blanton, Mark Burdick, David M. Ferrara,

Timothy Ross, Amy Tewksbury, and Gert Thygesen.  The agreements replace existing change of control agreements dated June 22, 2007 with Messrs. Burdick, Ross, and Thygesen and Ms. Tewksbury, and an existing change of control agreement dated September 22, 2008 with Mr. Blanton.

The change of control agreements provide that in the event the executive’s employment with the Company ceases for reasons other than voluntary resignation or for “cause” (as such term is defined in the agreement) within two years following a “change of control,” the Company must pay the executive a severance benefit equal to 200% of his or her then current base salary (or 200% of the executive’s base salary at the time of the change of control, whichever is greater) if the executive has 20 or more years of service with the Company, plus the sum of incentive bonus paid to the executive in the two years prior to the change of control, or a severance benefit equal to 100% of his or her base salary (or 100% of the executive’s base salary at the time of the change of control, whichever is greater) if the executive has less than 20 years of service, plus the incentive bonus paid to the employee in the one year prior to the change of control.  A “change of control” shall be deemed to have occurred if:

(i)           during any 12 month period, any “person” including a “group” as determined in accordance with Section 13D(3) of the Securities Exchange Act of 1934, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)           as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board before the date of the appointment or election;

(iii)           the Company is merged or consolidated with another entity and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (A) affiliates within the meaning of the Exchange Act or (B) any party to the merger or consolidation; or

(iv)           The Company sells or otherwise transfers for value ownership of substantially all of its assets to another entity which is not controlled by or a shareholder of the Company.

Payments under the respective change of control agreements shall be made in substantially equal installments over a 24 month period for executives with over 20 years of service and 12 months for executives with under 20 years of service and commence with the Company’s first regular payroll following such executive’s termination of employment, unless such executive is a “specified employee” (as defined in Section 409A of the Internal Revenue Code), in which case payments shall not commence until the first day of the first month that begins 180 days after the executive’s termination of employment.   If the executive dies prior to receiving all of the payments due under the change of control agreement, then any unpaid amounts will be paid to such executive’s designated beneficiary.

In addition, the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to the executive by the Company, and must permit the employee to continue to participate in applicable Company benefit plans for the period during which he or she is receiving severance payments.

The foregoing description of the change of control agreement is qualified in its entirety by reference to the full text of the respective change of control agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.3-10.8 and incorporated herein by reference in their entirety.

Item 9.01             Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated June 28, 2011, between Anaren, Inc. and Lawrence A. Sala
10.2	Amendment #6 to Carl W. Gerst, Jr. Employment Agreement, between Anaren, Inc. and Carl W. Gerst, Jr.
10.3	Change of Control Agreement, dated July 1, 2011, between Anaren, Inc. and George A. Blanton
10.4	Change of Control Agreement, dated July 1, 2011, between Anaren, Inc. and Mark Burdick
10.5	Change of Control Agreement, dated July 1, 2011, between Anaren, Inc. and David Ferrara
10.6	Change of Control Agreement, dated July 1, 2011, between Anaren, Inc. and Timothy Ross
10.7	Change of Control Agreement, dated July 1, 2011, between Anaren, Inc. and Amy Tewksbury
10.8	Change of Control Agreement, dated July 1, 2011, between Anaren, Inc. and Gert Thygesen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  July 1, 2011
ANAREN, INC.

By: /s/ Lawrence A. Sala
Name:  Lawrence A. Sala
Title:    President and Chief Executive Officer